                                                              JT 1334
                                                                4.3FD

                               COPYRIGHT 1930 OF
                             DWIGHT & M. H. JACKSON
                                    CHICAGO
                                 PATENT PENDING



                  INCORPORATED UNDER THE LAWS OF THE STATE OF
                                     NEVADA



          NUMBER               [Picture of Eagle]           SHARES



                               FUNDEX GAMES, LTD.

          AUTHORIZED CAPITAL ____________ SHARES ___________PAR VALUE


THIS CERTIFIES THAT ________________________________________ is the owner of
_______________________________________full paid and non-assessable SHARES OF
THE CAPITAL STOCK OF ________________________________________________________
transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation,

this ___________ day                          of _______________ A.D. 19 ___


      /s/  Carl E. Voigt                        /s/  Carl E. Voigt
___________________________________        _________________________________
 Carl E. Voigt, III, SECRETARY              Carl E. Voigt, IV, PRESIDENT



                                     (SEAL)